UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2024, Trevena, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-25 reverse stock split of its issued and outstanding common stock, effective as of 12:01 a.m. on August 13, 2024 (the “Reverse Stock Split”).

At the Annual General Meeting of stockholders held on June 13, 2024, Trevena’s stockholders approved a reverse stock split of Trevena’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-25, with such ratio to be determined by the Board of Directors at any time prior to August 28, 2024. Additional information regarding the reverse stock split approved by stockholders can be found in Trevena’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 29, 2024. On July 31, 2024, the Board approved the Reverse Stock Split at a ratio of 1-for-25.

The Amendment provides that at the effective time of the reverse stock split, each 25 shares of the Company’s issued and outstanding common stock will be automatically combined into one validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the effectiveness of the reverse stock split with a corresponding increase in exercise price per share.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price per share of the common stock (as adjusted for the reverse stock split) as reported on The Nasdaq Capital Market on the trading day immediately preceding the effective time of the reverse stock split.

The Company’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “TRVN” and will begin trading on a split-adjusted basis when the market opens on Tuesday, August 13, 2024. The reverse stock split is intended to enable Trevena to regain compliance with the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market. The new CUSIP number for Trevena’s common stock following the reverse stock split will be 89532E 307.

The foregoing description of the Amendment is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 8, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
99.1	Press Release dated August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: August 8, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer & Chief Financial Officer